UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2007

PCMT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel
(Address of Principal Executive Offices, Zip Code)

011) (972) (2) 5001128
(Registrant's Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement

Effective October 23, 2007, PCMT Corporation, a Delaware corporation (the “Registrant”), entered into an Employment Agreement with Asher Zwebner, pursuant to which Mr. Zwebner will be employed as the Chief Financial Officer of the Registrant. The Employment Agreement provides that Mr. Zwebner will receive a base salary of $3,000 per quarter and $5,000 per annual audit. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Due Diligence of Suspect Detection Systems

On October 18, 2007, the Registrant entered in a Letter Agreement with Suspect Detection Systems Ltd. (“SDS”), a corporation in Israel, pursuant to which SDS will enable the officers, accountants, counsel, bankers and other representatives of the Registrant to conduct a due diligence review of SDS and its technology. SDS agreed that it will not, directly or indirectly, solicit any offers or enter into a business combination or enter into any discussions with any other party. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement which is attached hereto as Exhibit 10.2.

In consideration thereof, the Registrant paid $20,000 to SDS and shall pay the Registrant, on each of November 11, 2007 and December 11, 2007, the sum of $20,000.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to a board resolution dated October 2, 2007, the Registrant commenced an offering of up to 2,500,000 shares of its common stock to non-U.S. persons. As of October 18, 2007, the Registrant sold an aggregate of 1,600,000 shares to 14 investors. The purchase price paid to the Registrant for the purchase of such shares was $0.04 per share, resulting in total gross proceeds to the Registrant of $64,000. This transaction was conducted in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The Registrant did not make any offers in the United States, each of the purchasers was outside the United States, and there were no selling efforts in the United States. The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement which is attached hereto as Exhibit 10.3.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2007, the board of directors of the Registrant appointed Asher Zwebner as the Chief Financial Officer. Mr. Zwebner will remain the Chief Financial Officer until the next annual general meeting of the shareholders of the Registrant or until his successor is elected or appointed.

Asher Zwebner, age 44, is currently the Chief Financial Officer of SinoBiomed Inc., a publicly traded company. Since November 2004 until October 2006, Mr. Zwebner was a director of SinoBiomed Inc. He also served as the Chief Financial Officer of ForexManage Ltd., a private hi-tech developer of Internet-based foreign exchange and risk management solutions based in Israel from May 2002. Prior to that, Mr. Zwebner served as the Chief Financial Officer of SMC Ventures.com and for Britannica.com, both private companies located in Israel. From 2000 through 2002, Mr. Zwebner served as a consultant for SMC Ventures, a strategic services firm which provides business consulting services for startup and established companies. From 1995 through 2000 Mr. Zwebner was a senior manager at Kost Forer and Gabbay (a division of Ernst and Young in Israel). Mr. Zwebner is a CPA in Israel and the United States, and received a BS Degree in Accounting and Finance from Touro College in 1988.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibit 10.1	Employment Agreement, dated October 23, 2007, between PCMT Corporation and Asher Zwebner

Exhibit 10.2	Letter Agreement, dated October 18, 2007, between PCMT Corporation and Suspect Detection Systems Ltd.

Exhibit 10.3	Form of Regulation S Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCMT CORPORATION By: /s/ Yosef Nachum Bernshten Name: Yosef Nachum Bernshten Title: President, Chief Executive Officer and Director

Date: October 23, 2007